CHANGE IN CONTROL AGREEMENT
                    BETWEEN IDACORP, INC.
                             AND
                       JAN B. PACKWOOD


      THIS AGREEMENT, is by and between IDACORP, Inc., an Idaho corporation (the "Corporation") and JAN B. PACKWOOD (the "Executive") and is effective on the date established pursuant to Section 15 of this Agreement (the "Effective Date").

                    W I T N E S S E T H:

      WHEREAS, the Executive is a valuable employee of the Corporation or any Subsidiary of the Corporation, an integral part of its management, and a key participant in the decision-making process relative to short-term and long-term planning and policy for the Corporation; and

      WHEREAS, the Corporation wishes to encourage the Executive to continue his career and services with the Corporation following a Change in Control; and

      WHEREAS, the Board has determined that it would be in the best interests of the Corporation and its shareholders to assure continuity in the management of the Corporation's, including Subsidiaries', administration and operations in the event of a Change in Control by entering into this Agreement with the Executive;

      NOW THEREFORE, it is hereby agreed by and between the parties hereto as follows:

          1.   Definitions.

               a.     "Board"  shall  mean  the   Board   of
               Directors of the Corporation.

               b. "Cause" shall mean the Executive's fraud or dishonesty which has resulted or is likely to result in material economic damage to the Corporation or a Subsidiary of the Corporation, as determined in good faith by a vote of at least two-thirds of the non-employee directors of the Corporation at a meeting of the Board at which the Executive is provided an opportunity to be heard.

               c.   "Change in Control" shall mean:

                     (i) any person (as such term is used in
Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act"), excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporation immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Corporation ("Person")) is the beneficial owner, directly or indirectly, of 20% or more of the outstanding stock of the Corporation requiring the filing of a report with the Securities and Exchange Commission under
Section 13(d) of the 1934 Act;

                      (ii)      a purchase by any Person  of
shares pursuant to a tender or exchange offer to acquire any stock of the Corporation (or securities convertible into stock) for cash, securities or any other consideration provided that, after closing of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the outstanding stock of the Corporation (calculated as provided in Paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock);

                      (iii)     shareholder  approval  of  a
merger, consolidation, liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination; or

                      (iv)      a change in the majority  of
the members of the Board within a 24-month period unless the election or nomination for election by the Corporation's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

           With respect to subparagraph 1(c)(iii), upon the Board's determination that the transaction subject to shareholder approval thereunder will not be closed, a Change in Control shall not be deemed to have occurred from such date forward and this Agreement shall continue in effect as if no Change in Control had occurred except to the extent termination requiring payments under this Agreemetn hereof occurs prior to such Board's determination.

            d. "Compensation" shall mean the highest combined amount of base salary and bonus received by the Executive during any one calender year which is one of the five calender years preceding employment termination, including any elective contributions made by the Corporation on behalf of the Executive that are not includible in the gross income of the Executive under Sections 125 or 402(a)(8) of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto.

                     e.  "Constructive Discharge" shall mean
               any of the following:

               (i)   any material failure by the Corporation
or any Subsidiary of the Corporation to comply with any of the provisions of this Agreement;

                (ii)  the Corporation or a Subsidiary of the
Corporation requiring the Executive to be based at any office or location more than 50 miles from the location at which the Executive was based on the day prior to the Change in Control;

                (iii)  a  reduction which is  more  than  de
minimis in (A) the Executive's annual rate of base salary or maximum annual bonus opportunity, (B) the long-term incentive compensation the Executive has the opportunity to earn, determined in the aggregate if multiple long-term incentive opportunities exist, or (C) the combined annual benefit accrual rate under the Corporation's qualified defined benefit pension plan and/or the Idaho Power Company security plan for Senior Management Employees, as in effect immediately prior to the Change in Control (except if such reduction is a part of a reduction for all executive officers);

                (iv)   the Corporation failing to require  a
successor  entity  to  assume  and  agree  to  perform   the
Corporation's obligations pursuant to Section 9; or

                (v)    a  reduction which is  more  than  de
minimis in the long term disability and life insurance coverage provided to the Executive under the Corporation's life insurance and long term disability plans as in effect immediately prior to the Change in Control.

No such event described hereunder shall constitute Constructive Discharge unless the Executive has given written notice to the Corporation specifying the event relied upon for such termination within one year after the occurrence of such event (but in no event later than the Ending Date) and the Corporation has not remedied such within 30 days of receipt of such notice. The Corporation and Executive, upon mutual written agreement, may waive any of the foregoing provisions which would otherwise constitute a Constructive Discharge.

           f.   Coverage Period" shall begin on the Starting
Date and end on the Ending Date.

           g. "Disability" shall mean an injury or illness which permanently prevents the Executive from performing services to the Corporation and which qualifies the Executive for payments under the Corporation's long term disability plan, which for purposes of this Agreement shall be the Idaho Power Company Long Term Disability Plan.

           h. "Ending Date" shall be the date which is 36 full calendar months following the date on which a Change in Control occurs or if the Change in Control is shareholder approval pursuant to Section 1(c)(iii), the date which is 36 months following the consummation of the transaction subject to such shareholder approval.

           i. "Retirement" shall mean attainment of normal retirement age under the Idaho Power Company Security Plan.

           j. "Subsidiary" means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is now or hereafter owned, directly or indirectly, by the Corporation.

                      k.   "Starting Date" shall be the date
               on which a Change in Control occurs.

          2.   Term.

           This Agreement shall be effective as of the Effective Date and shall continue thereafter until the 36 month anniversary of the later of (i) such date, or (ii) if the Change in Control causing the Agreement to be effective is shareholder approval pursuant to Section 1(c)(iii), the date of the consummation of the transaction subject to such shareholder approval; provided, however, the Corporation's obligations, if any, to provide payments and/or benefits pursuant to Section 3 of this Agreement and the obligations of the Corporation and the Executive under Section 5 of this Agreement shall survive the termination of this Agreement.

          3.   Severance Benefits.

           a. If the Executive's employment hereunder is terminated by the Corporation for any reason other than Cause, death, or Disability, or by the Executive in the event of a Constructive Discharge or in the event of Retirement, in any case, at any time during the Coverage Period, then,

                (i)    within five business days after  such
termination, the Corporation shall pay to the Executive (or if the Executive dies after termination of employment but before receiving all payments to which he has become entitled hereunder, to the estate of the Executive) the following amounts:

                      (A)  accrued  but  unpaid  salary  and
accrued but unused vacation; and

                     (B) a lump sum cash amount equal to two
and one-half times the Executive's Compensation; and

                (ii)  the Executive shall be entitled to the
following additional severance benefits:

                      (A)  restrictions  on  all  restricted
stock   granted   prior  to  the  Change  in   Control   and
beneficially owned by the Executive shall lapse immediately;

                      (B)  outplacement services  commencing
within 12 months of the Starting Date and extending for a period of not more than 12 months, the scope and provider of which shall be selected by the Executive in his sole discretion (but at a total cost to the Corporation of not more than $12,000); and

                      (C)  for a period commencing with  the
month in which termination of employment shall have occurred and ending 24 months thereafter, the Executive and, as applicable, the Executive's covered dependants shall be entitled to all benefits under the Corporation's welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), as if the Executive were still employed during such period, at the same level of benefits and at the same dollar cost to the Executive as is available to all of the Corporation's senior executives generally. If and to the extent that equivalent benefits shall not be payable or provided under any such plan, the Corporation shall pay or provide equivalent benefits on an individual basis. The benefits provided in accordance with this Section 3(a)(ii)(C) shall be secondary to any comparable benefits provided by another employer.

           b. Notwithstanding anything to the contrary contained in this Agreement, if the Executive voluntarily terminates employment for any reason (unless, prior to such termination, the Corporation has given notice to the Executive that it intends to terminate the Executive's employment for Cause) in the first full calendar month following the one year anniversary of the Change in Control, the Corporation shall pay to the Executive (or the Executive's estate upon death) the amounts and provide to the Executive the benefits provided under Section 3(a);
provided,  however,  the  lump sum amount  calculated  under
Section 3(a)(i)(B)shall be multiplied by 2/3, and the welfare benefits provided pursuant to Section 3(a)(ii)(C) shall continue for 18 months rather than 24 months.

           c. (i) If Independent Tax Counsel (as that term is defined below) shall determine that the aggregate payments and benefits provided to the Executive pursuant to this Agreement and any other payments and benefits provided to the Executive from the Corporation, any Subsidiary and/or plans of the Corporation and/or its Subsidiaries which constitute "parachute payments" as defined in Section 280G of the Code, or any successor provision thereto ("Parachute Payments") would be subject to the excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then such Parachute Payments shall be reduced (but not below zero) but only to the extent necessary so that no portion thereof shall be subject to the Excise Tax. The determination of the Independent Tax Counsel under this subsection (i) shall be final and binding on all parties hereto. Unless the Executive gives prior written notice specifying a different order to the Corporation to effectuate the limitations described above, the Corporation shall reduce or eliminate the Parachute Payments by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating other Parachute Payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the employment termination date. Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement of agreement governing the Executive's rights and entitlement to any benefits or compensation. For purposes of this Section 3(c), "Independent Tax Counsel" shall mean a lawyer, a certified public accountant with a nationally recognized accounting firm, or a compensation consultant with a nationally recognized actuarial and benefits consulting firm with expertise in the area of executive compensation tax law, who shall be selected by the Corporation and shall be reasonably acceptable to the Executive, and whose fees and disbursements shall be paid by the Corporation.

                 (ii)    The  Executive  shall  notify   the
Corporation  in writing within 45 days of any claim  by  the
IRS that, if successful, would require the payment by the Executive of an Excise Tax. Upon receipt of such notice, the Corporation may, in its sole discretion, either contest such claim, provide the Executive with an additional payment (a "Gross-Up Payment") intended to reimburse the Executive for any such Excise Tax and any income tax or Excise Tax attributable to the Gross-Up Payment (including interest or penalties with respect thereto), or do nothing. If the Corporation notifies the Executive in writing that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this sentence, the Executive shall:

                        (A)   give   the   Corporation   any
information reasonably requested by the Corporation relating to such claim,

                     (B) take such action in connection with
contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

                      (C) cooperate with the Corporation  in
good faith in order to effectively contest such claim, and

                       (D)   permit   the   Corporation   to
participate in any proceedings relating to such claim; provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. The Corporation shall control all proceedings taken in connection with such contest; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance.

                (iii) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 3(c)(ii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall, within 10 days of the receipt of such refund, pay to the Corporation the amount of such refund, together with any interest paid or credited thereon after taxes applicable thereto.

           d. In the event of any termination of the Executive's employment described in Section 3(a) or Section 3(b), the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment; provided, however, to the extent the Executive receives medical and health benefits from a subsequent employer, medical and health benefits provided pursuant to Section 3(a)(ii)(C) shall be secondary to those received from the subsequent employer.

            e. It is intended that the termination provisions herein are in lieu of, and not in addition to, termination or severance payments and benefits provided under the Corporation's other termination or severance plans or agreements ("Other Termination Benefits"). Unless waived by the Executive, Other Termination Benefits the Executive receives, or is entitled to receive in the future, shall reduce payments and benefits provided hereunder.

          4.   Source of Payments.

          All payments provided for in Section 3 above shall be paid in cash from the general funds of the Corporation provided, however, that such payments shall be reduced by the amount of any payments made to the Executive or his dependents, beneficiaries or estate from any trust or special or separate fund established by the Corporation to assure such payments. The Corporation shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Corporation shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Corporation such right shall be no greater than the right of an unsecured creditor of the Corporation.

          5.   Litigation Expenses: Arbitration.

            a. Full Settlement, Litigation Expenses; Arbitration. Except as provided below, the Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. The Corporation agrees to pay, upon written demand therefor by the Executive, all legal fees and expenses the Executive reasonably incurs as a result of any dispute or contest (regardless of the outcome thereof) by or with the Corporation or others regarding the validity or enforceability of, or liability under, any provision of this Agreement, plus in each case, interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. Notwithstanding the foregoing, the Executive agrees to repay to the Corporation any such fees and expenses paid or advanced by the Corporation if and to the extent that the Corporation or such others obtains a judgment or determination that the Executive's claim was frivolous or was without merit from the arbitrator or a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise. Notwithstanding any provision hereof or in any other agreement, the Corporation may offset any other obligation it has to the Executive by the amount of such repayment. In any such action brought by the Executive for damages or to enforce any provisions of this Agreement, he shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Corporation's obligations hereunder, in his sole discretion.

           b. In the event of any dispute or difference between the Corporation and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, either the Executive or the Corporation may, by written notice to the other, require such dispute or difference to be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the Executive has notified the Corporation of his desire to have the question settled by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") upon the application of the Executive. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitrator may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in Boise, Idaho, and shall be conducted in accordance with the Rules of the AAA. The Executive's expenses for such proceeding shall be paid, or repaid to the Corporation as the case may be, as provided in subsection (a) of this
Section 5.

          6.   Tax Withholding.

      The Corporation may withhold from any payments made under this Agreement all federal, state or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          7.   Entire Understanding.

           This Agreement contains the entire understanding between the Corporation and the Executive with respect to the subject matter hereof and supersedes any prior severance or termination agreement between the Corporation and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of any kind elsewhere provided and not expressly dealt with in this Agreement.

          8.   Severability.

           If,  for  any  reason, any one  or  more  of  the
provisions  or  part  of  a  provision  contained  in   this
Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect.

          9.   Consolidation, Merger, or Sale of Assets.

           If the Corporation consolidates or merges into or with, or transfers all or substantially all of its assets to, another entity the term "the Corporation" as used herein shall mean such other entity and this Agreement shall continue in full force and effect. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Agreement, the Corporation shall require such successor expressly and unconditionally to assume and agree to perform the Corporation's obligations under this Agreement, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.


10.       Notices.

            All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, first class as follows:

                     a.  to the Corporation:

               IDACORP, Inc.
               Attention:  General Counsel
               P.O. Box 70
               Boise, Idaho   83707

                     b.  to the Executive:

               Jan B. Packwood
               3227 Agate Ct.
               Boise, Idaho

      or to such other address as either party shall have previously specified in writing to the other.

          11.  No Attachment.

           Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

          12.  Binding Agreement.

           This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Corporation and their respective permitted successors and assigns.

          13.  Modification and Waiver.

           Prior to the date of a Change in Control or, if earlier, the date of a public announcement of a transaction or event which if consummated would be a Change in Control ("Pre-Change in Control Event"), this Agreement may be terminated, modified or amended by action of a majority of the members of the Board. After a Change in Control or Pre-Change in Control Event, this Agreement may not be terminated, modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. Notwithstanding any other provision contained in this Agreement to the contrary, if any action taken or required to be taken pursuant to the terms of this Agreement would preclude the use of the "pooling of interests" accounting method with respect to any specific transaction the consummation of which is intended to be accounted for under the "pooling of interests" method, this Agreement shall be modified to the extent the Corporation deems necessary to permit such "pooling of interests" accounting treatment.

          14.  Headings of No Effect.

           The section headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.

          15.  Effective Date and Executive Acknowledgments.

           This Agreement shall become effective on the Starting Date. The Executive acknowledges that he has read and understands the provisions of this Agreement. The Executive further acknowledges that he has been given an opportunity for his legal counsel to review this Agreement and that the provisions of this Agreement are reasonable and that he has received a copy of this Agreement.

          16.  Not Compensation for Other Plans.

           It is understood by all parties hereto that amounts paid and benefits provided hereunder are not to be considered compensation, earnings or wages for purpose of any employee benefit plan of the Corporation or its Subsidiaries, including, but not limited to, the qualified retirement plan or the Idaho Power Company Security Plan.

          17.  Release.

            Notwithstanding any provision herein to the contrary, the Corporation shall not have any obligation to pay any amount or provide any benefit under this Agreement unless and until the Executive executes a release of the Corporation, its Subsidiaries or related parties, in such form as the Corporation may reasonably request, of all claims against the Corporation, its affiliates and related parties relating to the Executive's employment and termination thereof and unless and until any revocation period applicable to such release has expired.

          18.  Governing Law.

           This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of Idaho.

       IN WITNESS WHEREOF, the Corporation through its officers duly authorized, and the Executive both intending to be legally bound have duly executed and delivered this Agreement, to be effective as of the date set forth in
Section 15.

                              IDACORP, INC.


Date:          8/25/99             By: /s/  Jon H. Miller
                                            JON H. MILLER
                                       Chairman of the Board

                              EXECUTIVE


Date:             9/1/99                    Jan B. Packwood